EXHIBIT 99.1

                     VaxGen Files 2006 Financial Statements
                            and Provides Cash Update

      South San Francisco, Calif. - August 30, 2007 - VaxGen, Inc. (VXGN.PK) announced today that it has filed with the Securities and Exchange Commission
(SEC) its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the first three quarters of 2006. The reports can be found at the link titled "SEC Filings" in the Investor Relations section of VaxGen's web site at www.vaxgen.com.

      The only financial statements the company has outstanding before it regains compliance with its SEC financial reporting obligations are the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2007, both of which are under review by VaxGen and its independent auditors. Once VaxGen is current with its financial statements, the company intends to apply for listing on a national stock exchange.

      VaxGen's estimated cash, cash equivalents and short-term investments totaled $85.7 million as of the end of the company's most recent quarter on June 30, 2007.

      VaxGen, Inc. is a biopharmaceutical company located in South San Francisco. For more information, please visit the company's web site at www.vaxgen.com.

Note: This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation, statements regarding the anticipated filing of the company's outstanding quarterly reports and its application for listing of its common stock. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contact:

Lance Ignon
Vice President, Corporate Affairs
(650) 624-1016

(650) 238-4727


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